EXHIBIT 13.8

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) MAY 8, 1997

                            INDUSTRIAL HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

            TEXAS                                            76-0289495
(State of other jurisdiction            1-9580              (IRS Employer
        of corporation)         (Commission File Number)  Identification No.)

                        7135 ARDMORE HOUSTON, TEXAS 77054
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code(713) 747-1025

(Former name or former address, if changed since last report.)

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ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

          (a)  Previous Independent Accountants

               (i) On May 8, 1997, Price Waterhouse LLP declined to stand for re-election as the independent accountants for Industrial Holdings, Inc.

               (ii) The reports of Price Waterhouse LLP on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

               (iii) In connection with its audits for the two most recent fiscal years and through May 8, 1997, there have been no disagreements with Price Waterhouse LLP on any matter of accounting principles and practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Price Waterhouse LLP would have caused them to make reference thereto in their report on the financial statements for such years.

               (iv) During the two most recent fiscal years and through May 8, 1997, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

               (v) The Registrant has requested that Price Waterhouse LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated May 13, 1997, is filed as Exhibit 16 to this Form 8-K.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          a.   FINANCIAL STATEMENTS

               Not Applicable.

          b.   PRO FORMA FINANCIAL INFORMATION

               Not Applicable.

          c.   EXHIBITS

               16.1   Letter re: Change in Certifying Accountant

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.

                                            INDUSTRIAL HOLDINGS, INC.

                                            By: /s/ CHRISTINE A. SMITH

                                                    CHIEF FINANCIAL OFFICER
Date:  May 14, 1997

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                                  EXHIBIT INDEX

EXHIBIT NUMBER AND DESCRIPTION                                            PAGE

16.1     Letter re: Change in Certifying Accountant                       Ex-1

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